Filed pursuant to Rule 424(b)(3)
                                                    Registration No. 333-9898



                              KENMAR GLOBAL TRUST

                       SUPPLEMENT DATED JANUARY 25, 2005
                                      TO
                    THE PROSPECTUS AND DISCLOSURE DOCUMENT
                              DATED MAY 20, 2004

          This Supplement updates certain Commodity Futures Trading Commission required information contained in the Kenmar Global Trust Prospectus and Disclosure Document dated May 20, 2004. All capitalized terms used in this Supplement have the same meanings as in the Prospectus unless otherwise specified. Prospective investors should review the contents of both this Supplement and the Prospectus carefully before deciding whether to invest in the Fund.

          This Supplement (i) contains an updated version of the performance record of the Fund set forth on pages 52 through 53 of the Prospectus, (ii) contains an updated version of the annual rates of return of commodity pools operated by the Managing Owner as set forth on pages 59 through 62 of the Prospectus, and (iii) contains an updated version of the performance record of the Core Advisors and the Non-core Advisors of the Fund, as set forth throughout Part Two of the Prospectus.




                              * * * * * * * * * *


                  All information in the Prospectus is hereby
                     restated, except as updated hereby.

                          __________________________



    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

          THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.

                      PERFORMANCE OF KENMAR GLOBAL TRUST

          This Supplement revises and updates the table and related information regarding "Performance of Kenmar Global Trust" found on pages 52 through 53 of the Prospectus as follows:

          The performance of the Fund is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Fund's operations since January 1999 other than simply by presenting its performance record. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The performance information set forth below is current as of October 31, 2004.

Summary Performance Information

                 Type of fund: multi-advisor; publicly-offered
                        Inception of trading: May 1997
                     Aggregate subscriptions: $54,966,317
                      Current Capitalization: $21,491,886
                   Current Net Asset Value per Unit: $101.05
                   Largest monthly drawdown: (8.96)% (10/99)
            Largest Peak-to-Valley drawdown: (24.66)% (10/98-2/02)

Monthly/Annual Performance Information

--------------------------------------------------------------------------------------------------------------------
Month                      2004 (%)       2003 (%)       2002 (%)        2001(%)          2000(%)         1999(%)
--------------------------------------------------------------------------------------------------------------------
January                     0.03           2.47         (4.05)          (1.38)            0.56           (4.46)
-----------------------------------------------------------------------------------------------------------------
February                    4.02           3.94         (3.67)          (0.26)           (0.16)           4.59
-----------------------------------------------------------------------------------------------------------------
March                      (0.90)         (4.23)         2.22            2.94            (3.01)          (8.46)
-----------------------------------------------------------------------------------------------------------------
April                      (5.20)         (0.36)        (1.70)          (2.41)           (1.12)           5.24
-----------------------------------------------------------------------------------------------------------------
May                        (1.55)          5.43          1.21           (0.18)            3.43           (7.53)
-----------------------------------------------------------------------------------------------------------------
June                       (5.36)         (4.03)         7.35           (0.24)           (1.73)           3.95
-----------------------------------------------------------------------------------------------------------------
July                       (2.91)         (3.02)         6.95            0.81            (1.65)          (3.34)
-----------------------------------------------------------------------------------------------------------------
August                     (0.34)          0.19          3.55           (0.20)           (2.45)           1.68
-----------------------------------------------------------------------------------------------------------------
September                  (0.39)         (4.13)         4.05            3.60            (2.67)           2.98
-----------------------------------------------------------------------------------------------------------------
October                     3.67           3.35         (4.69)           3.13            (2.00)          (8.96)
-----------------------------------------------------------------------------------------------------------------
November                                   0.02         (2.17)          (5.44)            4.17            4.15
-----------------------------------------------------------------------------------------------------------------
December                                   1.23          5.88           (0.56)            4.41           (0.93)
-----------------------------------------------------------------------------------------------------------------
Compound Rate of        (8.99)             0.23         14.81           (0.54)           (2.58)         (12.03)
Return                 (10 mos.)
-----------------------------------------------------------------------------------------------------------------

Notes to Performance Information

          In reviewing the foregoing description of the Fund's performance, prospective investors should understand that such performance is "net" of all fees and charges and includes interest income. The Fund's fees and charges are more fully described under "Charges" on page 33 of the Prospectus.

          In addition, the following terms used in describing the Fund's performance are defined as follows:

          "Drawdown" means losses experienced by the Fund over a specified period.

          "Largest peak-to-valley drawdown" means the greatest percentage decline from any month-end Net Asset Value per Unit, due to overall loss sustained by the Fund during any period, which occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. In dollar terms, for example, if the Net Asset Value per Unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value of a Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

          "Compound Rate of Return" is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date. For example, the compound rate of return of 0.23% for the year 2003 in the Fund's performance record was calculated by multiplying 100 by the quantity [[(1+.0247)(1+.0394)(1-.0423) (1-.0036)(1+.0543)(1-.0403)(1-.0302)(1+.0019)(1-.0413)(1+.0335)(1+.0002)(1+
..0123)] minus 1].

                 [Remainder of page left blank intentionally.]

                        PERFORMANCE OF COMMODITY POOLS
               OPERATED BY THE MANAGING OWNER AND ITS AFFILIATES

          This Supplement revises and updates the table and related information regarding "Performance of Commodity Pools Operated by Kenmar" found on pages 59 through 62 of the Prospectus as follows:

General

          The performance information included herein is presented in accordance with CFTC regulations. The Fund differs materially in certain respects from each of the pools whose performance is included herein. The following sets forth summary performance information for all pools operated by the Managing Owner since January 1, 1999. The Managing Owner has offered these pools (other than the Fund) exclusively on a private basis to financially sophisticated investors -- either on a private placement basis in the United States or offshore exclusively to non-U.S. persons.

          The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of the Managing Owner's capabilities in advisor selection by indicating the past performance of the Managing Owner-sponsored pools.

          Effective October 1, 2004, the Managing Owner currently serves as the commodity pool operator of nine public pools.

          All summary performance information is current as of October 31, 2004 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 1999 or, if later, the inception of the pool in question. Performance information with respect to the newly acquired pools in which the Managing Owner serves either as managing owner or general partner is current as of October 1, 2004.

          INVESTORS SHOULD NOTE THAT AFFILIATES OF THE MANAGING OWNER PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY THE MANAGING OWNER. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF THE MANAGING OWNER HAS NOT BEEN INCLUDED HEREIN.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

                            ______________________


                 [Remainder of page left blank intentionally.]

Assets Under Management

The Managing Owner - Total assets under management as of October 31, 2004:......                        $217 million
The Managing Owner -Total assets under multi-advisor management as of
October 31, 2004:...............................................................                         $51 million
The Managing Owner and affiliates - Total assets under management as of
October 31, 2004:...............................................................                      $1.35 billion*
                                                                                           (excluding notional funds)
Kenmar and affiliates - Total assets under management as of October 31,
2004:...........................................................................                      $1.56 billion**
                                                                                           (including notional funds)


* Approximately 93% of this amount represents assets for which the Managing Owner and its affiliates has management responsibility; Managing Owner has only oversight responsibility over the remainder of these assets.

** Approximately 94% of this amount represents assets for which the Managing Owner has management responsibility; the Managing Owner has only oversight responsibility over the remainder of these assets.


Multi-Advisor Pools

          These are all of the multi-advisor pools (other than the Fund and pools for the research and development of traders) operated by the Managing Owner since January 1, 1999. The Managing Owner has actively allocated and reallocated trading assets among a changing group of advisors selected by it. As does the Fund, these multi-advisor pools depend on the Managing Owner for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.

Single-Advisor Pools

          These are all of the pools (other than pools for the research and development of traders) operated by the Managing Owner since January 1, 1999 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors). Investors should note that single-advisor pools do not demonstrate the Managing Owner's ability to manage a portfolio of commodity trading advisors.

Pools for the Research and Development of Advisors

          These are all of the pools operated by the Managing Owner since January 1, 1999 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.

                 [Remainder of page left blank intentionally.]

---------------------------------------------------------------------------------------------------------------------------------
                                            TYPE OF                               AGGREGATE       CURRENT TOTAL     CURRENT NAV
                                             POOL    START DATE  CLOSE DATE       SUBSCRIPT.           NAV            PER UNIT
---------------------------------------------------------------------------------------------------------------------------------
MULTI-ADVISOR POOLS
---------------------------------------------------------------------------------------------------------------------------------
Kenmar Global Trust                           *        05/97         --            54,966,317       21,491,886            101.05
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Diversified Futures Trust I+                  *         1/95         --                   N/A       19,620,385            225.54
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Futures Strategic Trust (formerly known
as Prudential Securities Strategic
Trust)                                        *         5/96         --                   N/A        7,149,300            101.20
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
International Futures Fund D PLC              *        10/96         --                   N/A        2,481,793              8.81
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Kenmar Performance Partners L.P.              **       08/85        3/02          265,038,978                0                 0
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Kenmar Capital Partners Ltd.                  *        07/95        12/99           3,587,775                0                 0
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
SINGLE ADVISOR POOLS
---------------------------------------------------------------------------------------------------------------------------------
World Monitor Trust- Series A+              Single      6/98         --                   N/A        3,140,143             83.09
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
World Monitor Trust - Series B+             Single      6/98         --                   N/A        6,691,196            111.29
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
World Monitor Trust II - Series D+          Single      3/00         --                   N/A       19,565,942            119.51
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
World Monitor Trust II- Series E+           Single      4/00         --                   N/A       38,773,206            166.31
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
World Monitor Trust II- Series F+           Single      3/00         --                   N/A       38,119,247            138.45
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Diversified Futures Trust II+               Single      3/97         --                   N/A        8,484,489            122.07
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Diversified Futures Fund L.P.+              Single     10/88         --                   N/A        6,949,833            442.92
---------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------
                                                              % WORST
                                           WORST MONTHLY    PEAK-TO-VALLEY
                                           DRAW-DOWN &       DRAW-DOWN &
                                              MONTH            PERIOD
-----------------------------------------------------------------------------
MULTI-ADVISOR POOLS
-----------------------------------------------------------------------------
Kenmar Global Trust                          (8.96)           (24.66)
-----------------------------------------------------------------------------
                                             10/99          10/98-02/02
-----------------------------------------------------------------------------
Diversified Futures Trust I+                 N/A               N/A
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Futures Strategic Trust (formerly known
as Prudential Securities Strategic
Trust)                                       N/A               N/A
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
International Futures Fund D PLC             N/A               N/A
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Kenmar Performance Partners L.P.           (22.66)           (74.94)
-----------------------------------------------------------------------------
                                             6/00           10/98-1/02
-----------------------------------------------------------------------------
Kenmar Capital Partners Ltd.                (9.48)           (20.38)
-----------------------------------------------------------------------------
                                            10/99          10/98-10/99
-----------------------------------------------------------------------------
SINGLE ADVISOR POOLS
-----------------------------------------------------------------------------
World Monitor Trust- Series A+               N/A               N/A
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
World Monitor Trust - Series B+             (0.58)            (0.58)
-----------------------------------------------------------------------------
                                            10/04             10/04
-----------------------------------------------------------------------------
World Monitor Trust II - Series D+           N/A               N/A
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
World Monitor Trust II- Series E+            N/A               N/A
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
World Monitor Trust II- Series F+            N/A               N/A
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Diversified Futures Trust II+                N/A               N/A
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Diversified Futures Fund L.P.+               N/A               N/A
-----------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------



                                               PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
----------------------------------------------------------------------------------------------------------------------
                                              1999         2000        2001         2002         2003        2004
----------------------------------------------------------------------------------------------------------------------
MULTI-ADVISOR POOLS
----------------------------------------------------------------------------------------------------------------------
Kenmar Global Trust                          (12.03)      (2.58)      (0.54)        14.81        0.23       (8.99)
----------------------------------------------------------------------------------------------------------------------
                                                                                                           (10 mos.)
----------------------------------------------------------------------------------------------------------------------
Diversified Futures Trust I+                   --           --          --           --           --         5.23
----------------------------------------------------------------------------------------------------------------------
                                               --           --          --           --           --        (1 mo.)
----------------------------------------------------------------------------------------------------------------------
International Futures Fund D PLC               --           --          --           --           --         0.57
----------------------------------------------------------------------------------------------------------------------
                                                                                                            (1 mo.)
----------------------------------------------------------------------------------------------------------------------
Futures Strategic Trust (formerly known
as Prudential Securities Strategic
Trust)                                         --           --          --           --           --         5.00
----------------------------------------------------------------------------------------------------------------------
                                                                                                            (1 mo.)
----------------------------------------------------------------------------------------------------------------------

Kenmar Performance Partners L.P.             (31.04)     (35.01)      (24.58)      (11.31)        --          --
----------------------------------------------------------------------------------------------------------------------
                                                                                  (3 mos.)
----------------------------------------------------------------------------------------------------------------------
Kenmar Capital Partners Ltd.                 (15.01)        --          --           --           --          --
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
SINGLE ADVISOR POOLS
----------------------------------------------------------------------------------------------------------------------
World Monitor Trust- Series A+                 --           --          --           --           --         0.16
----------------------------------------------------------------------------------------------------------------------
                                                                                                            (1 mo.)
----------------------------------------------------------------------------------------------------------------------
World Monitor Trust - Series B+                --           --          --           --           --        (0.58)
----------------------------------------------------------------------------------------------------------------------
                                                                                                            (1 mo.)
----------------------------------------------------------------------------------------------------------------------
World Monitor Trust II - Series D+             --           --          --           --           --         2.95
----------------------------------------------------------------------------------------------------------------------
                                                                                                            (1 mo.)
----------------------------------------------------------------------------------------------------------------------
World Monitor Trust II- Series E+              --           --          --           --           --         7.19
----------------------------------------------------------------------------------------------------------------------
                                                                                                            (1 mo.)
----------------------------------------------------------------------------------------------------------------------
World Monitor Trust II- Series F+              --           --          --           --           --         2.52
----------------------------------------------------------------------------------------------------------------------
                                                                                                            (1 mo.)
----------------------------------------------------------------------------------------------------------------------
Diversified Futures Trust II+                  --           --          --           --           --         17.25
----------------------------------------------------------------------------------------------------------------------
                                                                                                            (1 mo.)
----------------------------------------------------------------------------------------------------------------------
Diversified Futures Fund L.P.+                 --           --          --           --           --         16.89
----------------------------------------------------------------------------------------------------------------------
                                                                                                            (1 mo.)

-------------------------------------------------------------------------------------------------------------------

                                            TYPE OF                               AGGREGATE       CURRENT TOTAL
                                             POOL    START DATE   CLOSE DATE      SUBSCRIPT.           NAV
-------------------------------------------------------------------------------------------------------------------
International Futures Fund B PLC            Single      7/96         --                  N/A       28,696,933
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
International Futures Fund C PLC            Single      6/96         --                  N/A        5,295,431
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
International Futures Fund - F PLC          Single      9/97         --                  N/A       10,523,148
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP "A" (1)                 Single     09/96        12/00         11,341,364                0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP (2)                     Single     04/97        12/03         62,688,110                0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Dennis Friends & Family L.P.                Single     05/97        10/00          3,386,355                0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Hirst Investment Fund L.P.                  Single     10/97        10/02          4,347,088                0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Hirst Investment 2X Fund LP                 Single      3/99        3/00           4,127,659                0
-------------------------------------------------------------------------------------------------------------------
POOLS FOR RESEARCH AND DEVELOPMENT OF
TRADERS
-------------------------------------------------------------------------------------------------------------------
Kenmar Venture Partners L.P. (3)              *        03/87        12/02          2,625,000                0
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Oberdon Partners L.L.C.                     Single      4/97        4/99           1,607,000                0
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                                                                   % WORST
                                                             % WORST MONTHLY    PEAK-TO-VALLEY
                                             CURRENT NAV       DRAW-DOWN &       DRAW-DOWN &
                                               PER UNIT           MONTH            PERIOD
-------------------------------------------------------------------------------------------------
International Futures Fund B PLC                19.40              N/A               N/A
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
International Futures Fund - C PLC              14.37              N/A               N/A
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
International Futures Fund - F PLC              13.38              N/A               N/A
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
The Fulcrum Fund LP "A" (1)                         0            (21.24)           (53.05)
------------------------------------------------------------------------------------------------
                                                                   6/00           7/99-11/00
------------------------------------------------------------------------------------------------
The Fulcrum Fund LP (2)                             0            (21.22)           (68.16)
------------------------------------------------------------------------------------------------
                                                                   6/00           7/99-9/03
------------------------------------------------------------------------------------------------
Dennis Friends & Family L.P.                        0            (22.17)           (48.46)
------------------------------------------------------------------------------------------------
                                                                   6/00           7/99-9/00
------------------------------------------------------------------------------------------------
Hirst Investment Fund L.P.                          0            (10.43)           (24.41)
------------------------------------------------------------------------------------------------
                                                                   3/99           1/99-10/01
------------------------------------------------------------------------------------------------
Hirst Investment 2X Fund LP                         0            (18.89)           (33.82)
------------------------------------------------------------------------------------------------
                                                                  10/99           3/99-3/00
------------------------------------------------------------------------------------------------
POOLS FOR RESEARCH AND DEVELOPMENT OF
TRADERS
------------------------------------------------------------------------------------------------
Kenmar Venture Partners L.P. (3)                 N/A(3)          (29.70)           (48.75)
------------------------------------------------------------------------------------------------
                                                                  10/89           11/90-4/92
------------------------------------------------------------------------------------------------
Oberdon Partners L.L.C.                             0            (20.65)           (30.16)
------------------------------------------------------------------------------------------------
                                                                   5/98           5/98-10/98
------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------



                                               PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
---------------------------------------------------------------------------------------------------------------------
                                              1999         2000        2001         2002         2003        2004
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
International Futures Fund B PLC              --           --          --           --           --         13.85
---------------------------------------------------------------------------------------------------------------------
                                                                                                           (1 mo.)
---------------------------------------------------------------------------------------------------------------------
Prudential Bache International Futures
Fund C PLC                                    --           --          --           --           --         3.75
---------------------------------------------------------------------------------------------------------------------
                                                                                                           (1 mo.)
---------------------------------------------------------------------------------------------------------------------
International Futures Fund F PLC              --           --          --           --           --         3.16
---------------------------------------------------------------------------------------------------------------------
                                                                                                           (1 mo.)
---------------------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP "A" (1)                 (12.01)     (25.49)        --           --           --          --
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
The Fulcrum Fund LP (2)                     (12.87)     (25.35)      (23.35)       5.72       (15.99)        --
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Dennis Friends & Family L.P.                (7.74)      (30.42)        --           --           --          --
---------------------------------------------------------------------------------------------------------------------
                                                        (10 mos.)
---------------------------------------------------------------------------------------------------------------------
Hirst Investment Fund L.P.                  (20.07)       2.31       (7.56)         --           --          --
---------------------------------------------------------------------------------------------------------------------
                                                                     (10 mos.)
---------------------------------------------------------------------------------------------------------------------
Hirst Investment 2X Fund LP                 (27.58)      (8.62)        --           --           --          --
---------------------------------------------------------------------------------------------------------------------
                                            (10 mos.)   (3 mos.)
---------------------------------------------------------------------------------------------------------------------
POOLS FOR RESEARCH AND DEVELOPMENT OF
TRADERS
---------------------------------------------------------------------------------------------------------------------
Kenmar Venture Partners L.P. (3)            (14.43)       5.62       (4.68)        2.39          --          --
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Oberdon Partners L.L.C.                      4.16          --          --           --           --          --
---------------------------------------------------------------------------------------------------------------------
                                           (4 mos.)
---------------------------------------------------------------------------------------------------------------------


                                 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



----------------------------
+    The Managing Owner acquired control of the pool as of October 1, 2004. Pursuant to CFTC Rules and NFA requirements, performance prior to October 1, 2004 has not been included.
1    Formerly The Dennis Fund LP "A" and renamed the Fulcrum Fund LP "A" as of November 1, 2000. As of December 31, 2000,
     all "A" Shares were redeemed and an equivalent number of shares were issued by The Fulcrum Fund L.P.
2    Formerly The Dennis Fund LP "B" and renamed The Fulcrum Fund LP as of November 1, 2000. The Fulcrum Fund LP was sold to Beacon Management Corporation effective December 31, 2003 and, therefore, Kenmar no longer serves as general partner.
3    Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar
     Venture Partners L.P. utilized a value based valuation of each limited partner's ownership interest. Kenmar Venture
     Partners L.P. was closed on December 31, 2002.

Footnotes to Performance Information

1.    Name of Pool.

2.    Type of Pool:

      "Single" means that the assets are managed by one commodity trading advisor.

      * Although multiple commodity trading advisors were used at certain times during the history of the pool, the pool may not have been a "multi-advisor pool" as defined by the CFTC due to the fact that one of those commodity trading advisors may have been allocated in excess of twenty-five percent of the pool's funds available for trading.

      ** Commenced trading as a single-advisor pool and assets were subsequently allocated to multiple trading advisors. The pool is not a "multi-advisor-pool" as defined by the CFTC for the reason discussed above.

3. Start Date. Pools that were purchased by the Managing Owner have existed prior to the effective date of ownership, October 1, 2004, and have been disclosed, as applicable.

4. "Close Date" is the date the pool liquidated its assets and ceased to do business.

5. "Aggregate Subscript." is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

6.    "Current Total NAV" is the Net Asset Value of the pool as of October 31,
      2004.

7. "Current NAV Per Unit" is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of October 31, 2004. Current NAV per Unit is based on the value of a hypothetical $1,000 unit ($1,050 for Managing Owner Venture Partners L.P. prior to October 1, 2001) of investment over time.

      In the case of liquidated pools, the NAV per unit on the date of liquidation of the pool is set forth.

8. "% Worst Monthly Drawdown" is the largest single month loss sustained since inception of trading. "Drawdown" as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. "Drawdown" is measured on the basis of monthly returns only, and does not reflect intra-month figures.

9.    "Month" is the month of the % Worst Monthly Drawdown.

10. "% Worst Peak-to-Valley Drawdown" is the largest percentage decline in the Net Asset Value per Unit over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. "% Worst Peak-to-Valley Drawdown" represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a "peak-to-valley drawdown" analysis conducted as of the end of April would consider that "drawdown" to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

11.   "Period" is the period of the "% Worst Peak-to-Valley Drawdown."

12.   "year-to-date" is the rate of return of the pool as of October 31, 2004.

                                 THE ADVISORS

          This Supplement revises and updates the performance information and the Notes to Performance Information regarding the Core Advisors as set forth on pages 101 through 104 of the Prospectus as follows:

                                    Worst/Best Monthly
                                      Rate of Return/              Worst            Assets Under
                                          Monthly             Peak-to-Valley        Management In     General Strategy
                                   Standard Deviation(1)         Drawdown(2)       Fund Program(3)    Classification
Core Advisors
Graham Capital Management, L.P.          (10.15)%/19.91%    (20.85)% (3/04-8/04)     $1.5 billion   Longer-Term
     K4 Program at 150%(4)                         6.61%                                            Technical,
     Leverage                                                                                       Trend Following


Grinham Managed Funds                      (4.49)%/9.48%    (24.73)% (8/97-4/99)    $558.4 million  Shorter-Term
Pty Ltd.                                           3.83%                                            Technical
     Diversified Managed                                                                            Trend-Following
     Accounts Program

Transtrend B.V.                            (8.55%)/8.41%    (11.62)% (7/99-7/00)    $437.5 million  Longer-Term
     Diversified Trend Program                     3.26%                                            Technical
     (Enhanced Risk Profile                                                                         Trend-Following
     USD)


Non-core Advisors
Altis Partners Limited(5)                (11.03)%/14.55%    (27.60)% (2/04-8/04)    $37.8 million   Short-Medium-Long
    Global Futures Portfolio                       6.06%                                            Term Trend-Following/
                                                                                                    Counter Trend/Fundamental

Chesapeake Capital Corporation(5)        (10.09)%/15.48%    (19.17)% (3/01-4/02)    $1.218 billion  Longer-Term
    Diversified Program                            4.82%                                            Technical, Trend-Following

Coromandel Investment                      (3.49)%/8.51%    (11.15)% (9/03-9/04)     $28 million    Short to Medium
Management Ltd.(5)                                 2.17%                                            Term
    Coromandel Investment                                                                           Trend-Following,
    Management Ltd.                                                                                 Pattern Recognition/Break-Out

______________________
1 The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return for the program traded for the Fund. Performance information is presented for the period from January 1, 1999 (or inception, if later) through October 31, 2004. Standard Deviation measures the degree of variation of returns around the mean (average) return. In general, the more variable an Advisor's historical returns, the greater risk that substantial losses have been included within the historical range of returns.
2 The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

3 Assets under management in the program traded for the Fund ("notional" funds excluded, except with respect to Graham Capital Management, L.P., which includes "notional" funds.) As of October 31, 2004, because none of the Non-core Advisors were trading on behalf of the Fund, the assets under management number represents the amount of assets ("notional" funds excluded) that the Non-core Advisor traded in the specified program.
4 Graham Capital Management, L.P. trades in the K4 Program at 150% Leverage ("150% Leverage") on behalf of the Fund. The Fund may decide to trade K4 Standard Leverage at a later date. The Fund may not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.
5 The Fund has not entered into Advisory Agreements with any of the non-core Advisors listed above, except for Chesapeake Capital Corporation ("Chesapeake"). Chesapeake had served as an initial Advisor under the Advisory Agreement with the Fund, but, was replaced as of June 30, 1998. Therefore, this non-core advisor is not obligated to accept assets of the Fund. Although the Fund has an understanding with each non-core advisor, there can be no assurance that these non-core advisors would accept assets of the Fund.
_____________________
Leveraging

     Futures trading is highly leveraged, as is each Advisor's trading program. The Fund typically commits between 10% and 20% of its assets as margin for its trading. In considering the leverage at which the different Advisors trade and the volatility of their performance, prospective investors should recognize that due to the limited percentage of the Fund's trading assets allocated to each of them, none of the non-core Advisors, individually, is likely to have a material effect, over the short-term, on either the overall return or the overall performance volatility of the Fund. The non-core Advisors as a group can have a significant effect on performance. However, the likely performance non-correlation among at least certain of these Advisors reduces the likelihood of any major short-term effect.

     Any change by the Managing Owner in the leverage of the Fund is noted in the Fund's monthly reports.

Notes to Performance Information

     In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. NAME OF CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. NAME OF PROGRAM is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. INCEPTION OF CLIENT ACCOUNT TRADING BY CTA is the date on which the relevant Advisor began directing client accounts.

4. INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5. NUMBER OF OPEN ACCOUNTS is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through October 31, 2004.

6. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through October 31, 2004.

7. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through October 31, 2004.

8. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through October 31, 2004.

9. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through October 31, 2004.

10. LARGEST MONTHLY DRAWDOWN is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown, and is through October 31, 2004.

11. LARGEST PEAK-TO-VALLEY DRAWDOWN is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through October 31, 2004.

12. MONTHLY RATE OF RETURN for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

     Monthly rates of return, in accordance with CFTC rules, are shown only for the specific programs to be traded by the Advisors for the Fund. In the accompanying performance descriptions, certain Advisors have adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the particular trading program.

     The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. COMPOUND RATE OF RETURN is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

     Graham Capital Management, L.P. ("GCM") advises exempt commodity futures accounts for qualified eligible clients the performance of which is not included in GCM's performance information herein. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included herein.

     THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

CORE ADVISORS

                        GRAHAM CAPITAL MANAGEMENT, L.P.

          This Supplement revises and updates the performance tables as set forth on pages 113 through 118 of the Prospectus as follows:

K4 Program at 150% Leverage

          GCM is trading this program on behalf of the Fund. GCM may not simultaneously trade the K4 Program at Standard Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from June 1999 through October 2004.

                 Name of CTA: Graham Capital Management, L.P.
                 Name of program: K4 Program at 150% Leverage
           Inception of client account trading by CTA: February 1995 Inception of client account trading in program: June 1999
                          Number of open accounts: 11
     Aggregate assets overall including "notional" equity: $5,680,360,000 Aggregate assets in program including "notional" equity: $1,563,168,000
                   Largest monthly drawdown: (13.62)% (9/03)
             Largest peak-to-valley drawdown: (20.85)% (3/04-8/04)
         Number of profitable accounts that have opened and closed: 2
     Range of returns experienced by profitable accounts: 2.95% to 28.85%
        Number of unprofitable accounts that have opened and closed: 1 Range of returns experienced by unprofitable accounts: (1.66)%

-------------------------------------------------------------------------------------------------------------------
Monthly Performance         2004 (%)       2003 (%)       2002 (%)       2001 (%)       2000 (%)       1999 (%)
-------------------------------------------------------------------------------------------------------------------
January                       0.71           8.02           1.59           2.72           2.62             --
-------------------------------------------------------------------------------------------------------------------
February                      7.57           9.21          (1.73)          7.49          (6.61)            --
-------------------------------------------------------------------------------------------------------------------
March                        (0.04)         (6.19)         (1.48)          12.96          1.94             --
-------------------------------------------------------------------------------------------------------------------
April                        (9.79)          2.08          (9.59)         (10.15)         0.98             --
-------------------------------------------------------------------------------------------------------------------
May                          (2.48)          6.48           5.46           2.61          (3.63)            --
-------------------------------------------------------------------------------------------------------------------
June                         (5.07)         (5.80)          15.32         (0.77)         (5.39)          2.70
-------------------------------------------------------------------------------------------------------------------
July                         (5.02)         (2.44)          17.43         (5.34)            *           (2.21)
-------------------------------------------------------------------------------------------------------------------
August                       (0.18)          3.99           7.48           6.12             *            4.63
-------------------------------------------------------------------------------------------------------------------
September                     0.22          (12.98)         8.66           19.91            *            1.20
-------------------------------------------------------------------------------------------------------------------
October                       6.67           12.01         (6.09)          10.32            *           (5.55)
-------------------------------------------------------------------------------------------------------------------
November                                     3.37          (1.88)         (8.82)            *            0.82
-------------------------------------------------------------------------------------------------------------------
December                                     7.17           8.37           3.54             *            7.60
-------------------------------------------------------------------------------------------------------------------
Compound Rate of Return      (8.31)          24.13          48.10          43.14         (10.05)         8.96
                           (10 months)                                                 (6 months)     (7 months)
-------------------------------------------------------------------------------------------------------------------

          *No client assets were traded pursuant to this program during the period from July 2000 through December 2000.


 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
       ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM, BUT NOT
           SIMULTANEOUSLY WITH THE K4 PROGRAM AT STANDARD LEVERAGE.

                 [Remainder of page left blank intentionally.]

K4 Program at Standard Leverage

          Although GCM is no longer trading this program on behalf of the Fund, it may do so in the future. GCM may not simultaneously trade the K4 Program at 150% Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 1999 through October 2004.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: K4 Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1999
                          Number of open accounts: 8
     Aggregate assets overall including "notional" equity: $5,680,360,000 Aggregate assets in program including "notional" equity: $416,490,000
                   Largest monthly drawdown: (9.07)% (9/03)
             Largest peak-to-valley drawdown: (14.73)% (4/04-8/04)
         Number of profitable accounts that have opened and closed: 2
       Range of returns experienced by profitable accounts: 18.64-83.46%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A


-------------------------------------------------------------------------------------------------------------------
Monthly Performance          2004 (%)       2003 (%)       2002(%)       2001 (%)       2000 (%)       1999 (%)
-------------------------------------------------------------------------------------------------------------------
January                        0.39           5.13           1.01          2.37           1.94           0.82
-------------------------------------------------------------------------------------------------------------------
February                       5.18           6.14          (1.14)         5.01          (4.73)          0.08
-------------------------------------------------------------------------------------------------------------------
March                          0.05          (4.12)         (0.82)         9.08           1.75          (3.53)
-------------------------------------------------------------------------------------------------------------------
April                         (6.87)          1.68          (6.41)        (7.16)          1.04           1.73
-------------------------------------------------------------------------------------------------------------------
May                           (1.51)          4.55           3.10          1.57          (2.27)          1.59
-------------------------------------------------------------------------------------------------------------------
June                          (3.45)         (4.05)          9.17         (0.49)         (3.89)          2.01
-------------------------------------------------------------------------------------------------------------------
July                          (3.57)         (1.45)         11.12         (4.07)          0.71          (2.51)
-------------------------------------------------------------------------------------------------------------------
August                        (0.15)          2.56           5.38          4.36           2.40           3.84
-------------------------------------------------------------------------------------------------------------------
September                      0.16          (8.27)          5.81          13.87          0.99           1.14
-------------------------------------------------------------------------------------------------------------------
October                        4.39           7.53          (3.90)         7.54           1.44          (3.99)
-------------------------------------------------------------------------------------------------------------------
November                                      2.57          (1.07)        (5.99)          7.41           0.09
-------------------------------------------------------------------------------------------------------------------
December                                      4.90           5.64          2.15           9.37           6.23
-------------------------------------------------------------------------------------------------------------------
Compound Rate of Return       (5.79)         17.05          29.83          29.56          16.39          7.25
                            (10 months)
-------------------------------------------------------------------------------------------------------------------



 PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S
       ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM, BUT NOT
             SIMULTANEOUSLY WITH THE K4 PROGRAM AT 150% LEVERAGE.

                 [Remainder of page left blank intentionally.]

Global Diversified Program at Standard Leverage


     The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 1999 through October 2004.

                 Name of CTA: Graham Capital Management, L.P.
       Name of program: Global Diversified Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: February 1995
                          Number of open accounts: 12
     Aggregate assets overall including "notional" equity: $5,680,360,000 Aggregate assets in program including "notional" equity: $825,543,000
                  Largest monthly drawdown: (10.12)% (11/01)
            Largest peak-to-valley drawdown: (16.40)% (11/01-4/02)
         Number of profitable accounts that have opened and closed: 3
      Range of returns experienced by profitable accounts: 0.29% - 59.70%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (2.16)%
                2004 compound rate of return: 1.38% (10 months)
                     2003 compound rate of return: 10.80%
                     2002 compound rate of return: 18.41%
                      2001 compound rate of return: 7.02%
                     2000 compound rate of return: 15.83%
                      1999 compound rate of return: 5.12%


Global Diversified Program at 150% Leverage

     The following summary performance information presents the composite results of the Global Diversified Program at 150% Leverage for the period from January 1999 through October 2004.

                 Name of CTA: Graham Capital Management, L.P.
         Name of program: Global Diversified Program at 150% Leverage
           Inception of client account trading by CTA: February 1995
           Inception of client account trading in program: May 1997
                          Number of open accounts: 14
     Aggregate assets overall including "notional" equity: $5,680,360,000 Aggregate assets in program including "notional" equity: $460,389,000
                  Largest monthly drawdown: (15.77)% (11/01)
            Largest peak-to-valley drawdown: (24.27)% (11/01-4/02)
         Number of profitable accounts that have opened and closed: 3
     Range of returns experienced by profitable accounts: 8.60% to 43.75%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (2.60)%
                2004 compound rate of return: 0.86% (10 months)
                     2003 compound rate of return: 17.82%
                     2002 compound rate of return: 32.25%
                     2001 compound rate of return: 12.16%
                     2000 compound rate of return: 24.33%
                      1999 compound rate of return: 6.17%


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
        THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING
                            PROGRAMS ON THIS PAGE.

Graham Selective Trading Program at Standard Leverage

     The following summary performance information presents the composite results of the Graham Selective Trading Program at Standard Leverage for the period from January 1999 through October 2004.

                 Name of CTA: Graham Capital Management, L.P.
    Name of program: Graham Selective Trading Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1998
                          Number of open accounts: 8
     Aggregate assets overall including "notional" equity: $5,680,360,000 Aggregate assets in program including "notional" equity: $468,907,000
                  Largest monthly drawdown: (15.60)% (11/01)
            Largest peak-to-valley drawdown: (23.64)% (3/04 - 8/04)
         Number of profitable accounts that have opened and closed: 2
     Range of returns experienced by profitable accounts: 6.29% - 131.44%
        Number of unprofitable accounts that have opened and closed: 3
  Range of returns experienced by unprofitable accounts: (10.91)% to (23.76)%
              2004 compound rate of return: (17.81)% (10 months)
                     2003 compound rate of return: 21.82%
                     2002 compound rate of return: 30.11%
                      2001 compound rate of return: 0.55%
                      2000 compound rate of return: 7.07%
                      1999 compound rate of return: 0.91%



Graham Selective Trading Program at 150% Leverage

     The following summary performance information presents the composite results of the Graham Selective Trading Program at 150% Leverage for the period from January 2004 through October 2004.

                 Name of CTA: Graham Capital Management, L.P.
      Name of program: Graham Selective Trading Program at 150% Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 2004
                          Number of open accounts: 1
     Aggregate assets overall including "notional" equity: $5,680,360,000 Aggregate assets in program including "notional" equity: $36,422,000
                   Largest monthly drawdown: (13.93)% (4/04)
             Largest peak-to-valley drawdown: (33.37)% (2/04-8/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
              2004 compound rate of return: (26.33)% (10 months)
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A
                       1999 compound rate of return: N/A


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
        THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING
                            PROGRAMS ON THIS PAGE.

K5 Program at Standard Leverage

     The following summary performance information presents the composite results of the K5 Program at Standard Leverage for the period from June 2003 through October 2004.

                 Name of CTA: Graham Capital Management, L.P.
               Name of program: K5 Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
           Inception of client account trading in program: June 2003
                          Number of open accounts: 4
     Aggregate assets overall including "notional" equity: $5,680,360,000 Aggregate assets in program including "notional" equity: $403,910,000
                   Largest monthly drawdown: (9.14)% (4/04)
             Largest peak-to-valley drawdown: (18.25)% (4/04-8/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (7.50)%
               2004 compound rate of return: (7.61)% (10 months)
               2003 compound rate of return: (2.13)% (7 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A
                       1999 compound rate of return: N/A



Multi-Trend Program

     The following summary performance information presents the composite results of the Multi-Trend Program for the period from September 2003 through October 2004.

                 Name of CTA: Graham Capital Management, L.P.
                     Name of program: Multi-Trend Program
           Inception of client account trading by CTA: February 1995
        Inception of client account trading in program: September 2003
                          Number of open accounts: 2
     Aggregate assets overall including "notional" equity: $5,680,360,000 Aggregate assets in program including "notional" equity: $203,840,000
                   Largest monthly drawdown: (8.05)% (4/04)
             Largest peak-to-valley drawdown: (18.41)% (3/04-8/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
               2004 compound rate of return: (9.83)% (10 months)
                2003 compound rate of return: 3.83% (4 months)
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A
                       1999 compound rate of return: N/A


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING
                            PROGRAMS ON THIS PAGE.

Non-Trend Based Program (Standard Leverage)

     The following summary performance information presents the composite results of the Non-Trend Based Program (Standard Leverage) for the period from June 1999 through June 2001.

                 Name of CTA: Graham Capital Management, L.P.
         Name of program: Non-Trend Based Program at Standard Leverage
           Inception of client account trading by CTA: February 1995
         Inception of client account trading in program: January 1999
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,680,360,000
          Aggregate assets in program including "notional" equity: $0
                   Largest monthly drawdown: (5.01)% (10/99)
             Largest peak-to-valley drawdown: (9.52)% (1/01-6/01)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 2.18%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
               2001 compound rate of return: (9.54)% (6 months)
                     2000 compound rate of return: 11.86%
                      1999 compound rate of return: 0.46%



Non-Trend Based Program (150% Leverage)

     The following summary performance information presents the composite results of the Non-Trend Based Program (150% Leverage) for the period from June 1999 through June 2001.

                 Name of CTA: Graham Capital Management, L.P.
           Name of program: Non-Trend Based Program at 150% Leverage Inception of client account trading by CTA: February 1995 Inception of client account trading in program: June 1999
                          Number of open accounts: 0
     Aggregate assets overall including "notional" equity: $5,680,360,000
          Aggregate assets in program including "notional" equity: $0
                   Largest monthly drawdown: (8.42)% (10/99)
            Largest peak-to-valley drawdown: (14.33)% (6/99-10/99)
         Number of profitable accounts that have opened and closed: 2
      Range of returns experienced by profitable accounts: 2.89% to 5.14%
        Number of unprofitable accounts that have opened and closed: 2
  Range of returns experienced by unprofitable accounts: (9.19)% to (14.08)%
                       2004 compound rate of return: N/A
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
               2001 compound rate of return: (12.95)% (6 months)
                     2000 compound rate of return: 21.01%
               1999 compound rate of return: (9.67)% (7 months)




       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING
                            PROGRAMS ON THIS PAGE.

                        GRINHAM MANAGED FUNDS PTY. LTD.

     This Supplement revises and updates the performance table as set forth on page 123 of the Prospectus as follows:


Diversified Managed Accounts Program

     Grinham trades this program on behalf of the Fund. The following summary performance information and chart present the composite performance results of Grinham's Diversified Managed Accounts Program for the period from January 1999 through October 2004.

                  Name of CTA: Grinham Managed Funds Pty Ltd.
             Name of program: Diversified Managed Accounts Program
          Inception of client account trading by CTA: September 1993
        Inception of client account trading in program: September 1993
                          Number of open accounts: 25
     Aggregate (excluding "notional" equity) assets overall: $558,371,177 Aggregate (including "notional" equity) assets overall: $1,091,089,970 Aggregate assets (excluding "notional" equity) in program: $558,371,177
   Aggregate assets (including "notional" equity) in program: $1,091,089,970
                   Largest monthly drawdown: (9.94)% (10/01)
             Largest peak-to-valley drawdown: (24.73)% (8/97-4/99)
         Number of profitable accounts that have opened and closed: 76
     Range of returns experienced by profitable accounts: 0.01% to 81.97%
        Number of unprofitable accounts that have opened and closed: 34 Range of returns experienced by unprofitable accounts: (0.15)% to (21.62)%

=====================================================================================================================
  Monthly Performance      2004(%)       2003(%)       2002(%)         2001(%)         2000(%)          1999(%)
---------------------------------------------------------------------------------------------------------------------
January                      (0.56)      (0.52)         (0.83)        (2.90)             7.38           (2.13)
---------------------------------------------------------------------------------------------------------------------
February                      0.81        1.09          (3.87)         1.42             (0.35)          (0.35)
---------------------------------------------------------------------------------------------------------------------
March                         0.86        0.71%          3.70          6.13             (0.74)          (0.79)
---------------------------------------------------------------------------------------------------------------------
April                        (0.27)      (3.70%)        (0.73)         0.15             (0.43)          (2.68)
---------------------------------------------------------------------------------------------------------------------
May                          (0.24)       5.72%          0.82          1.94              1.61            2.08
---------------------------------------------------------------------------------------------------------------------
June                         (5.21)      (1.58%)         7.87          1.18             (1.08)           0.69
---------------------------------------------------------------------------------------------------------------------
July                          0.76       (0.71%)         2.79          2.47             (1.24)           2.32
---------------------------------------------------------------------------------------------------------------------
August                        1.57       (0.62%)         2.09          1.69             (1.97)          (3.45)
---------------------------------------------------------------------------------------------------------------------
September                    (1.21)       3.21%          3.34          5.50              0.93           (0.91)
---------------------------------------------------------------------------------------------------------------------
October                       1.72       (0.29%)        (1.41)         3.07             (0.31)          (0.30)
---------------------------------------------------------------------------------------------------------------------
November                                 (0.48%)        (1.40)        (3.90)             5.52            2.63
---------------------------------------------------------------------------------------------------------------------
December                                 (0.02)          5.52         (1.66)             2.29            0.72
---------------------------------------------------------------------------------------------------------------------
Compound Rate of Return     (1.95)        2.54          18.69         15.57             11.43           (2.35)
                         (10 months)
=====================================================================================================================


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 [Remainder of page left blank intentionally.]

                         HYMAN BECK AND COMPANY, INC.



     This Supplement revises and updates the Prospectus by deleting the subsection "Hyman Beck and Company, Inc." as set forth on pages 124 to 129 of the Prospectus.





                 [Remainder of page left blank intentionally.]

                                TRANSTREND B.V.


     This Supplement replaces in its entirety the "Past Performance Information", such section as set forth on pages 134 through 135 of the Prospectus and also updates the performance tables as set forth on pages 136 through 145 of the Prospectus as follows:


PAST PERFORMANCE INFORMATION

     The following performance tables present the performance results of all of the accounts of Transtrend's Diversified Trend Program (except as noted below) on a composite basis based upon the Nominal Account Size in the following subsets: the Standard Risk Profile for accounts denominated in U.S. dollar; the Enhanced Risk Profile for accounts denominated in U.S. dollar; the Standard Risk Profile for accounts denominated in Euro; the Enhanced Risk Profile for accounts denominated in Euro; the Enhanced Risk Profile for accounts denominated in Swiss franc; and the Enhanced Risk Profile for accounts denominated in Japanese yen.

     In order to aggregate and compare the performance of individual accounts a pro forma reporting format is used, i.e., a standardized format irrespective of specific terms and conditions that may govern individual accounts.

     The rate of return reflects the pro forma net performance for the period divided by beginning aggregate Nominal Account Size. Drawdown is expressed as a percentage of the Nominal Account Size.

     Up to July 2003, an adjusted beginning Nominal Account Size was calculated in certain months to take account of intra-month additions and/or withdrawals, although in certain instances the pro forma rate of return was calculated by excluding accounts with significant additions or withdrawals which would materially distort the rate of return. As of July 2003, rates of return are calculated on a daily basis which compound to a monthly return. Thus, intra-month additions and/or withdrawals are taken into account when they occur without distorting the monthly rate of return.

     Pro forma net performance presents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions and mark-ups which amount to approximately 2% of the Nominal Account Size per annum for the Diversified Trend Program's Standard Risk Profile and to approximately 3% of the Nominal Account Size per annum for the Diversified Trend Program's Enhanced Risk Profile (on average approximately USD 8.50 per round-turn trade, worldwide); (b) less pro forma monthly management fees of 0.25% of beginning Nominal Account Size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of Net New Trading Profits; and (d) plus estimated interest income earned on Actual Funds.

     Before May 1, 2004, pro forma interest income was calculated at a rate equal to 90% of the relevant 3-month interest rate on the Nominal Account Size. As of May 1, 2004, the rate of return includes estimated interest income earned on Actual Funds.

     A negative monthly rate of return is mitigated by a consistent give-back computation of performance fees accrued and/or to be accrued in the future, which may not necessarily happen, and, before May 1, 2004, by pro forma interest income on the Nominal Account Size, irrespective whether the give-back or interest was actually received.

     Certain accounts managed by Transtrend are subject to a variety of additional third party fees and expenses which are not directly related to Transtrend's trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses varies on an account by account basis and most accounts do not incur any substantial third party fees or expenses. Since Transtrend is not paid these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts shown would not accurately represent Transtrend's trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend's performance fees. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses.

     Substantially all of the clients' accounts are Partially-Funded Accounts.

     Transtrend believes that the performance of each subset is reflective for the performance of the individual accounts which are included in such subset. However, for various reasons an individual account may have realized more or less favorable results than the composite results indicate.

     One proprietary account is included in the composite performance table Standard Risk Profile (Euro). It is stated that this particular account is operated under better terms than client accounts, specifically with regard to the level of management and performance fees due. However, in respect of the application of the Diversified Trend Program in general and in particular the various components thereof, according to which program this account is directed, it is stated that the account experiences a similar treatment as other client accounts. Hence, its gross returns are comparable with those of other accounts in the subset and as such reflective for that subset. As composite performance (as detailed below) includes pro forma management and performance fees for all accounts, regardless whether it concerns a client or proprietary account, and therefore actually advisory fees do not play a role, it was decided to include the account in the composite.


Diversified Trend Program -- Enhanced Risk Profile (U.S. Dollar Accounts Subset) Composite

     Transtrend trades this program on behalf of the Fund. The following summary performance information and chart reflect the results of the Enhanced Risk Profile US dollar accounts of Transtrend's Diversified Trend Program based on aggregate nominal account size ("notional" equity included) for the period from January 1999 through October 2004.

                         Name of CTA: Transtrend B.V.
                 Name of program: Diversified Trend Program --
                 Enhanced Risk Profile (U.S. Dollar Accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: January 1995
                          Number of open accounts: 25
    Aggregate assets (excluding "notional" equity) overall: $1,049,048,871 Aggregate assets (including "notional" equity) overall: $2,323,872,279 Aggregate assets (excluding "notional" equity) in program: $437,543,798
   Aggregate assets (including "notional" equity) in program:$1,039,564,102
                   Largest monthly drawdown: (8.55)% (10/99)
             Largest peak-to-valley drawdown: (11.62)% (7/99-7/00)
         Number of profitable accounts that have opened and closed: 10
     Range of returns experienced by profitable accounts: 4.63% to 188.74%
        Number of unprofitable accounts that have opened and closed: 3
   Range of returns experienced by unprofitable accounts: (0.54)% to (4.06)%

---------------------------------------------------------------------------------------------------------------------
     Monthly
   Performance         2004(%)         2003(%)         2002(%)          2001(%)         2000(%)         1999(%)
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
January                   2.08            5.18           (1.17)           0.72             1.55          (3.86)
---------------------------------------------------------------------------------------------------------------------
February                  4.95            4.03           (0.69)           0.60            (1.99)          1.22
---------------------------------------------------------------------------------------------------------------------
March                    (2.18)          (5.04)           2.00            6.75            (2.29)         (2.77)
---------------------------------------------------------------------------------------------------------------------
April                    (3.17)           3.77           (0.99)          (1.48)            0.14           3.11
---------------------------------------------------------------------------------------------------------------------
May                      (0.31)           5.81            2.34            1.29             2.52          (3.10)
---------------------------------------------------------------------------------------------------------------------
June                     (2.35)          (2.45)           8.41           (1.36)           (2.44)          4.51
---------------------------------------------------------------------------------------------------------------------
July                     (1.34)          (2.36)           5.97            4.72            (0.77)          1.95
---------------------------------------------------------------------------------------------------------------------
August                   (0.42)          (0.09)           2.78            2.37             1.81          (2.51)
---------------------------------------------------------------------------------------------------------------------
September                 1.63           (2.04)           3.44            7.82             0.62           0.63
---------------------------------------------------------------------------------------------------------------------
October                   3.20            2.48           (2.72)           1.07             2.54          (6.82)
---------------------------------------------------------------------------------------------------------------------
November                                 (0.69)          (1.71)          (3.12)            5.97           1.84
---------------------------------------------------------------------------------------------------------------------
December                                  0.22            6.58            4.86             4.47           4.29
---------------------------------------------------------------------------------------------------------------------
Compound Rate of          1.79            8.48           26.24           26.36            12.39          (2.21)
Return                (10 months)
---------------------------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Diversified Trend Program -- Enhanced Risk Profile (Euro Accounts Subset)

     The following summary performance information reflects the performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on aggregate nominal account size ("notional" equity included) for the period from August 1999 through October 2004.

                         Name of CTA: Transtrend B.V.
                 Name of program: Diversified Trend Program -
                     Enhanced Risk Profile (Euro Accounts)
           Inception of client account trading by CTA: October 1993
          Inception of client account trading in program: August 1999
                          Number of open accounts: 10
    Aggregate assets (excluding "notional" equity) overall: $1,049,048,871 Aggregate assets (including "notional" equity) overall: $2,323,872,279
  Aggregate assets (excluding "notional" equity) in program: EUR 301,108,023 Aggregate assets (including "notional" equity) in program: EUR 650,207,183
                   Largest monthly drawdown: (6.71)% (10/99)
             Largest peak-to-valley drawdown: (9.71)% (8/99-10/99)
         Number of profitable accounts that have opened and closed: 1
          Range of returns experienced by profitable accounts: 44.69%
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2004 compound rate of return: 2.46% (10 months)
                      2003 compound rate of return: 8.32%
                     2002 compound rate of return: 26.28%
                     2001 compound rate of return: 27.95%
                      2000 compound rate of return: 8.09%
               1999 compound rate of return: (4.75)% (5 months)

Diversified Trend Program -- Enhanced Risk Profile (Swiss Francs Accounts
Subset)

     The following summary performance information reflects the performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Swiss Francs based on aggregate nominal account size ("notional" equity included) for the period from October 2002 through October 2004.

                         Name of CTA: Transtrend B.V.
                 Name of program: Diversified Trend Program -
                 Enhanced Risk Profile (Swiss Francs Accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: October 2002
                          Number of open accounts: 2
    Aggregate assets (excluding "notional" equity) overall: $1,049,048,871 Aggregate assets (including "notional" equity) overall: $2,323,872,279
          Aggregate assets (excluding "notional" equity) in program:
                            Swiss Francs 9,593,601
          Aggregate assets (including "notional" equity) in program:
                            Swiss Francs 43,454,505
                   Largest monthly drawdown: (4.51)% (3/03)
             Largest peak-to-valley drawdown: (9.27)% (2/04-8/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2004 compound rate of return: 0.97% (10 months)
                      2003 compound rate of return: 7.48%
                2002 compound rate of return: 1.47% (3 months)
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A
                       1999 compound rate of return: N/A

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
               THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO
                      THE FOREGOING PROGRAM ON THIS PAGE.

                 [Remainder of page left blank intentionally.]

Diversified Trend Program -- Standard Risk Profile (U.S. Dollar Accounts Subset)

     The following summary performance information reflects the performance results of the Standard Risk Profile for USD accounts of Transtrend's Diversified Trend Program based on aggregate nominal account size ("notional" equity included) for the period from January 1999 through October 2004.

                         Name of CTA: Transtrend B.V.
                 Name of program: Diversified Trend Program --
                 Standard Risk Profile (U.S. Dollar Accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: October 1993
                          Number of open accounts: 7
    Aggregate assets (excluding "notional" equity) overall: $1,049,048,871 Aggregate assets (including "notional" equity) overall: $2,323,872,279 Aggregate assets (excluding "notional" equity) in program: $133,004,288 Aggregate assets (including "notional" equity) in program: $168,947,108
                   Largest monthly drawdown: (6.37)% (10/99)
             Largest peak-to-valley drawdown: (7.18)% (7/99-10/99)
         Number of profitable accounts that have opened and closed: 16
     Range of returns experienced by profitable accounts: 8.14% to 341.61%
        Number of unprofitable accounts that have opened and closed: 1
        Range of returns experienced by unprofitable accounts: (3.14)%
                2004 compound rate of return: 1.48% (10 months)
                      2003 compound rate of return: 4.75%
                     2002 compound rate of return: 15.23%
                     2001 compound rate of return: 17.63%
                      2000 compound rate of return: 8.93%
                     1999 compound rate of return: (0.42)%


Diversified Trend Program -- Standard Risk Profile (Euro Accounts Subset)

     The following summary performance information reflects the composite performance results of the Standard Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on aggregate nominal account size ("notional" equity included) for the period from February 1999 through October 2004:

                         Name of CTA: Transtrend B.V.
                 Name of program: Diversified Trend Program -
                     Standard Risk Profile (Euro Accounts)
           Inception of client account trading by CTA: October 1993
         Inception of client account trading in program: February 1999
                          Number of open accounts: 12
    Aggregate assets (excluding "notional" equity) overall: $1,049,048,871 Aggregate assets (including "notional" equity) overall: $2,323,872,279
  Aggregate assets (excluding "notional" equity) in program: Euro 54,206,008 Aggregate assets (including "notional" equity) in program: Euro 157,859,204
                   Largest monthly drawdown: (5.66)% (10/99)
             Largest peak-to-valley drawdown: (7.15)% (7/99-10/99)
         Number of profitable accounts that have opened and closed: 4
     Range of returns experienced by profitable accounts: 2.42% to 27.66%
        Number of unprofitable accounts that have opened and closed: 2
   Range of returns experienced by unprofitable accounts: (4.01)% to (1.61)%
                2004 compound rate of return: 1.40% (10 months)
                      2003 compound rate of return: 6.04%
                     2002 compound rate of return: 16.64%
                     2001 compound rate of return: 16.94%
                      2000 compound rate of return: 6.98%
               1999 compound rate of return: (0.06)% (11 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO
                      THE FOREGOING PROGRAM ON THIS PAGE.

Diversified Trend Program -- Enhanced Risk Profile (Japanese Yen Accounts
Subset)

     The following summary performance information reflects the composite performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Japanese Yen based on aggregate nominal account size ("notional" equity included) for the period from August 2004 through October 2004.

                         Name of CTA: Transtrend B.V.
                 Name of program: Diversified Trend Program -
                 Enhanced Risk Profile (Japanese Yen Account)
           Inception of client account trading by CTA: October 1993
          Inception of client account trading in program: August 2004
                          Number of open accounts: 1
    Aggregate assets (excluding "notional" equity) overall: $1,049,048,871 Aggregate assets (including "notional" equity) overall: $2,323,872,279
 Aggregate assets (excluding "notional" equity) in program: JPY 1,680,971,099 Aggregate assets (including "notional" equity) in program: JPY 4,778,098,842
                   Largest monthly drawdown: (2.88)% (8/04)
                Largest peak-to-valley drawdown: (2.88)% (8/04)
         Number of profitable accounts that have opened and closed: 0
           Range of returns experienced by profitable accounts: N/A
        Number of unprofitable accounts that have opened and closed: 0
          Range of returns experienced by unprofitable accounts: N/A
                2004 compound rate of return: 1.82% (3 months)
                       2003 compound rate of return: N/A
                       2002 compound rate of return: N/A
                       2001 compound rate of return: N/A
                       2000 compound rate of return: N/A
                       1999 compound rate of return: N/A

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
               THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO
                      THE FOREGOING PROGRAM ON THIS PAGE.

                 [Remainder of page left blank intentionally.]

                       ACKNOWLEDGMENT OF RECEIPT OF THE
             KENMAR GLOBAL TRUST SUPPLEMENT DATED JANUARY 25, 2005
                                    TO THE
             PROSPECTUS AND DISCLOSURE DOCUMENT DATED MAY 20, 2004

     The undersigned hereby acknowledges that the undersigned has received a copy of the Kenmar Global Trust Supplement dated January 25, 2005 to the Prospectus and Disclosure Document dated May 20, 2004.




INDIVIDUAL SUBSCRIBERS:                 ENTITY SUBSCRIBERS:
____________________________________    ________________________________________
                                        (Name of Entity)

____________________________________    By:_____________________________________
Signature of Subscriber(s)


                                        Title:__________________________________
                                              (Trustee, partner or
                                              authorized officer)


Dated:  ____________, 2005